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                                                                Exhibit 99.3.

                                                 November 22, 1996



Duracell International Inc.
Berkshire Corporate Park
Bethel, Connecticut 06801

The Gillette Company
Prudential Tower Building
Boston, Massachusetts 02199

Ladies and Gentlemen:

        I hereby consent to the references to me and of my becoming a Director of The Gillette Company in the Registration Statement on Form S-4 of The Gillette Company relating to the joint proxy statement of The Gillette Company and Duracell International Inc., the preliminary copy of which was filed on October 4, 1996 with the Securities and Exchange Commission.


                                                Sincerely yours,

                                                /s/ Henry R. Kravis

                                                Henry R. Kravis